EXHIBIT 99.1


                             GRANT PARK FUTURES FUND


                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     9/02/05

                       WEEKLY ROR             MTD ROR                    YTD ROR
CLASS A UNITS            5.19%                 1.42%                     -1.33%
CLASS B UNITS            5.17%                 1.42%                     -1.96%

* Subject to independent verification

             WEEKLY COMMENTARY FOR THE WEEK ENDED SEPTEMBER 2, 2005

The Grant Park Futures Fund reported a profitable trading session in the week leading up to the Labor Day weekend. Positions in the energy, fixed income, stock index and currency sectors recorded the largest gains. Losses came mainly from positions in the metals sector.

Long positions in the energy sector recorded earnings as prices for crude oil and natural gas spiked higher in the aftermath of Hurricane Katrina. Uncertainty over the availability of supply was the primary reason for the rise in prices as the storm shut down nine refineries along the Gulf coast, putting a halt to production throughout the Gulf of Mexico. Longs in natural gas gained ground as the October futures contract rallied more than 19% ($1.885) for the week, closing at $11.691 per British thermal unit. Crude oil was $1.44 higher at $67.57 per barrel. Unleaded gasoline added 33.03 cents to settle at $2.1837 per gallon while heating oil closed 21.99 cents higher at $2.0911 per gallon.

Long positions in the fixed income sector were profitable as some negative economic news, combined with uncertainty surrounding the economic impact of the hurricane, gave investors reason to believe that the Federal Reserve might not raise interest rates later this month when it meets to discuss monetary policy. The Chicago Purchasing Managers index for the month of August came in at 49.2 versus economists' expectations of 61.5. The release marked the first time since April of 2003 that the index was under 50; a level that analysts say denotes a contraction in the economy. The Ten-year note on the Chicago Board of Trade finished 1 point and 15/32s higher for the week (approximately $1500 per contract) while the Thirty-year bond settled 1 point and 12/32s higher, benefiting Grant Park's long positions. Prices for fixed income instruments overseas were higher as well, benefiting long positions in the Euro bund, Eurex BOBL and London long gilt. Profits also came from longs in the British short sterling contract as well as the Australian 90-day bills and Three-year bonds.

Positions in the currency sector made gains as the weaker-than-expected release of the Chicago Purchasing Manager data pushed the U.S. dollar lower for the week. Long positions in the British pound gained ground as the currency gained more than 4 cents relative to the greenback. Long positions in the Canadian dollar were also profitable after finishing the week a little more than half-a-cent higher against the dollar.

Share prices were higher for the week, bringing profits to long positions. Longs in the Tokyo Nikkei were profitable as the index rallied on the poor Chicago Purchasing Managers number. Analysts said that investors


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com
reasoned that the news might give the Federal Reserve reason to keep short-term rates at their present levels, leaving more discretionary income for consumers. Longs in other foreign markets were profitable as the Hong Kong Hang Seng, German DAX and Paris CAC all closed higher for the week. The S&P Composite and Nasdaq-100 indices both closed higher, despite the surge in energy prices, bringing profits to long positions.

Lastly, small losses were incurred from short positions in the metals sector. Shorts in the silver market lost ground as the contract gained 26.9 cents for the session. Analysts said that prices for the precious metal were spurred higher by the weaker U.S. dollar and by uncertainty in the wake of the hurricane.






























              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                 (312) 756-4450 o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com